As filed with the Securities and Exchange Commission on October 21, 1998

                                               Registration No. 333-53925


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------

                     Post-Effective Amendment No. 3 To
                                  FORM F-1

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                               --------------

                         PEAK INTERNATIONAL LIMITED
           (Exact Name of Registrant as Specified in its Charter)
                              ---------------

                               Not Applicable

              (Translation of Registrant's Name Into English)

         Bermuda                          3089                Not Applicable
(States of Other Jurisdiction (Primary Standard Industrial  (I.R.S. Employer
      of Incorporation              Classification           Identification
      or Organization)               Code Number)                  No.)

                      Units 3, 4, 5 and 7, 37th Floor
                             Wharf Cable Tower
                             9 Hoi Shing Road
                                 Tsuen Wan
                              N.T., Hong Kong
                              (852) 2402-5100
 (Address and Telephone Number of Registrant's Principal Executive Offices)
                              ---------------

                          Peak International, Inc.
                              2111 Kramer Lane
                         Austin, Texas 78758 U.S.A.
                               (512) 339-4684
         (Name, Address and Telephone Number of Agent For Service)
                              ---------------

                                Copies for:

 Jon L. Christianson, Esq.                     John E. Lange, Esq.
Skadden, Arps, Slate, Meagher              Paul, Weiss, Rifkind, Wharton
       & Flom LLP                                   & Garrison
30/F, Tower Two, Lippo Centre        The Hong Kong Club Building, 13th Floor
      89 Queensway                               3A Chater Road
   Central, Hong Kong                          Central, Hong Kong

----------------------------------------------------------------------------




                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

     This Post-effective Amendment No. 3 is being filed by Peak International Limited (the "Registrant") to terminate the Registrant's Registration Statement on Form F-1, Registration No. 333-53925 (the "Registration Statement"), relating to 1,793,038 shares of the
Registrant's common stock, par value $0.01 per share (the "Shares")
which were being offered on a continuous basis pursuant to Rule 415 under
the Securities Act of 1933, as amended (the "Offering").   No sale of
Shares subsequent to the date of this Amendment may rely on the Registration Statement in order to comply with Section 5 of the Securities Act of 1933, as amended.

     Additionally, the Registrant hereby removes from registration 1,793,038 Shares in accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3).





                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 21, 1998.

                                     PEAK INTERNATIONAL LIMITED


                                     By: /s/ JERRY MO
                                        ---------------------------------
                                        Name:  Jerry Mo
                                        Title: Principal Financial
                                               Officer and Principal
                                               Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed on October 21, 1998 by the following persons in the capacities indicated:


          Signature                        Title
          ---------                        -----

/s/  T. L. Li*                       (Principal Executive Officer)
-----------------------------
     T. L. Li


/s/  JERRY MO                        (Principal Financial Officer
-----------------------------         and Principal Accounting Officer)
     Jerry Mo


/s/  RICHARD M. BROOK*               Director
-----------------------------
     Richard M. Brook


/s/  ROBIN NICHOLSON*                Director
-----------------------------
     Robin Nicholson


-----------------------------        Director
      Hon Ying Ng


/s/  KONG CHI WONG*                  Director
-----------------------------
     Kong Chi Wong


*By:/s/  JERRY MO
    -------------------------
    Name:  Jerry Mo
    Attorney-in-fact




          SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

      Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Peak International Limited, has signed this Registration Statement or amendment thereto in Austin, Texas, on October 21, 1998.

                                          PEAK INTERNATIONAL, INC.


                                          By:  /s/  RICHARD M. BROOK*
                                             -----------------------------
                                               Richard M. Brook
                                                    President